UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2023

MIRATI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35921	46-2693615
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3545 Cray Court, San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 332-3410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	MRTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 8, 2023, Mirati Therapeutics, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bristol-Myers Squibb Company, a Delaware corporation (“Parent”), and Vineyard Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of the Company (“Company common stock”) issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) will automatically be converted into the right to receive (i) cash in an amount equal to $58.00, without interest and subject to any applicable tax withholdings (the “Closing Consideration”) and (ii) one contingent value right (a “CVR”) representing the right to receive $12.00 in cash, without interest and subject to any applicable tax withholdings, if a specified milestone is achieved, pursuant to the CVR Agreement (as defined and further described below).

Consummation of the Merger is subject to customary closing conditions, including, without limitation, the absence of certain legal restraints preventing or otherwise making illegal the consummation of the Merger, no Material Adverse Effect with respect to the Company having occurred since the signing of the Merger Agreement, the expiration or termination of any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) applicable to the Merger or of any commitments by the parties not to consummate the Merger before a certain date under a timing agreement, the obtainment of any clearance or affirmative approval applicable to the Merger under the antitrust and foreign direct investment laws of other applicable jurisdictions, and the adoption of the Merger Agreement by holders of Company common stock representing at least a majority of the Company’s common stock entitled to vote thereon.

The parties expect the Merger and the other transactions contemplated by the Merger Agreement to close by the first half of 2024. The Merger Agreement provides that as promptly as reasonably practicable (and in any event within fifteen (15) business days) after the date of the Merger Agreement, the Company will prepare and file a preliminary proxy statement relating to the Company’s meeting of its stockholders for the purpose of voting upon the adoption of the Merger Agreement.

At or immediately prior to the Effective Time of the Merger, Parent and a rights agent will enter into a Contingent Value Rights Agreement, in the form attached as Exhibit B to the Merger Agreement, with such changes as may be permitted by the Merger Agreement (the “CVR Agreement”).

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its Subsidiaries prior to the Effective Time. The Company is also subject to customary restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to, and participate in discussions and engage in negotiations with, third parties regarding alternative acquisition proposals, with customary exceptions to allow the Board of Directors to exercise its fiduciary duties. These exceptions include that, subject to the terms and conditions of the Merger Agreement, if the Company receives an acquisition proposal that did not result from the Company’s breach of its no-shop covenants, and following such receipt, the Board of Directors determines in good faith, after consultation with its outside legal counsel, that such acquisition proposal is a Superior Offer and the failure to terminate the Merger Agreement and change its recommendation of the Merger to the Company’s stockholders would be inconsistent with the Board of Directors’ fiduciary duties under applicable law, then the Company is permitted to terminate the Merger Agreement and the Board of Directors is permitted to change its recommendation of the Merger to the Company’s stockholders (subject to certain customary match rights in favor of Parent).

The Merger Agreement contains certain termination rights for the Company and Parent. Subject to the terms and conditions of the Merger Agreement, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by midnight Eastern Time, on October 8, 2024, which period may be extended automatically for two automatic 90-day periods if at the end of the prior period, all conditions to closing of the Merger other than conditions relating to the HSR Act or other applicable antitrust and foreign direct investment laws have been obtained or waived as of such date (the “End Date”).

Upon termination of the Merger Agreement, under specified circumstances, the Company will be required to pay Parent a termination fee of $168,000,000. Such circumstances include where the Merger Agreement is terminated (i) in connection with the Company accepting a Superior Offer and entering an agreement for the consummation of a transaction which the Board of Directors determines constitutes a Superior Offer and (ii) due to the Board of Directors’ change or withdrawal of, or failure to reaffirm as required by the Merger Agreement, its recommendation of the Merger to the Company’s stockholders. The termination fee will also be payable if the Merger Agreement is terminated (i) (a) by Parent or the Company because the Merger is not consummated before the End Date (but in the case of a termination by the Company, only if Parent would not be prohibited from terminating the Merger Agreement on this basis, because its material breach had proximately caused or resulted in the Merger not being consummated by the End Date), (b) by Parent or the Company due to failure to obtain the requisite Company stockholder vote to adopt the Merger Agreement, or (c) by Parent because the Company breaches its representations, warranties or covenants in a manner that would cause the related closing conditions to not be met (provided that neither Parent nor Merger Sub is then in breach of its representations, warranties or covenants in a manner that would cause the related closing conditions to not be met), (ii) prior to any such termination, a proposal to acquire 100% of the Company’s stock or assets is communicated to the Board of Directors or publicly disclosed and has not been withdrawn, and (iii) the Company enters into an agreement for, or consummates, a transaction involving an acquisition of 100% of the Company’s stock or assets within 12 months of such termination.

The Merger Agreement further provides that Parent will be required to pay the Company a reverse termination fee of $240,000,000 in the event the Merger Agreement is terminated in certain specified circumstances, including if the Merger is not consummated before the End Date because certain conditions related to antitrust or foreign direct investment laws have not been satisfied.

At the Effective Time, each Company Option that is then outstanding and unexercised, whether or not vested and which has a per share exercise price that is less than the Closing Consideration (each, an “In the Money Option”), will be cancelled and converted into the right to receive a cash payment equal to (A) the excess of (x) the Closing Consideration over (y) the exercise price payable per share under such In the Money Option, multiplied by (B) the total number of shares of Company common stock subject to such In the Money Option immediately prior to the Effective Time (without regard to vesting) plus one CVR for each share of Company common stock subject to such In the Money Company Option. If and only if the Milestone Payment (as defined below) is made in respect of the CVRs, each Company Option which is not an In the Money Option but has a per share exercise price less than the sum of the Cash Consideration and the maximum amount payable with respect to one CVR (each, an “Eligible Option”) will be entitled to receive a cash payment equal to the amount by which the sum of the Closing Consideration and the amount payable with respect to the CVR exceeds the per share exercise price of such Eligible Option multiplied by the number of shares of Company common stock subject to such Eligible Option. In addition, at the Effective Time, each other Company Option that is then outstanding and unexercised, whether or not vested, will be cancelled for no consideration.

At the Effective Time, each then outstanding Company RSU, including, to the extent provided pursuant to their terms, performance-vesting Company RSUs, will be cancelled and the holder thereof will be entitled to receive a cash payment equal to the product of (x) the Closing Consideration and (y) the number of shares of Company common stock subject to such Company RSU, plus one CVR for each share of Company common stock subject to the Company RSU. Performance vesting Company RSUs which do not vest in connection with the Merger in accordance with their terms will be cancelled for no consideration at the Effective Time. Special rules govern the treatment of Company RSUs which may be granted in 2024 if the Effective Time does not occur in 2023.

At the Effective Time, by virtue of the Merger, each then unexpired and unexercised issued and outstanding warrant to purchase shares of Company common stock issued by or on behalf of the Company that is outstanding as of immediately prior to the Effective Time will convert into the right to receive, upon exercise of such warrant, the same Merger Consideration as the holder of such warrant would have been entitled to receive following the Effective Time if such holder had been, immediately prior to the Effective Time, the holder of the number of shares of Company common stock then issuable upon exercise in full of such warrant.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement and (ii) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. In addition, the representations, warranties and covenants have been qualified by (a) matters specifically disclosed in certain of the Company’s filings with the United States Securities and Exchange Commission (“SEC”), (b) confidential disclosures made to Parent and Merger Sub in the disclosure letter delivered in connection with the Merger Agreement, and (c) materiality qualifications contained in the Merger Agreement, which may differ from what may be viewed as material by investors. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business.

Contingent Value Rights Agreement

At or immediately prior to the Effective Time, Parent and a rights agent will enter into the CVR Agreement governing the terms of the CVRs. The CVRs are contractual rights only and are not transferable except under certain limited circumstances, will not be evidenced by a certificate or other instrument and will not be registered with the SEC or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, any constituent corporation party to the Merger Agreement or any of their respective affiliates or subsidiaries.

Each CVR represents a non-tradeable contractual contingent right to receive $12.00, without interest and subject to applicable tax withholdings (the “Milestone Payment”), upon (i) the submission of a New Drug Application (as defined in the CVR Agreement) filed with the Food and Drug Administration (the “FDA”) for the approval of MRTX1719 for the treatment of either locally advanced or metastatic non-small cell lung cancer that is indicated for use in patients who have received no more than two prior lines of systemic therapy (i.e., indicated for use in the first, second and/or third line settings) and (ii) the FDA’s confirmation of acceptance of the filing of such application ((i) and (ii), the “CVR Product Milestone”), in each case, prior to the seventh anniversary of the date of the closing of the transactions contemplated by the Merger Agreement (the “CVR Product Milestone Achievement Outside Date”).

There can be no assurance that the CVR Product Milestone will be achieved by the CVR Product Milestone Achievement Outside Date or that Parent will be required to make the Milestone Payment to holders of CVRs.

Additional Information

The foregoing description of the Merger Agreement and the CVR Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement a copy of which is attached hereto as Exhibit 2.1, and the Form of CVR Agreement, which is attached as Exhibit B to the Merger Agreement, and the terms of which are incorporated herein by reference.

Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that the Company files with the SEC.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 8, 2023, the Board approved and adopted an amendment (the “Forum Selection Amendment”) to the Company’s existing Bylaws that amends and replaces the existing Article XV, Section 47 forum selection provision (the “Existing Forum Selection Provision”).

The Forum Selection Amendment is filed as Exhibit 3.1 hereto and incorporated by reference herein.

The amendments made to the Existing Forum Selection Provision by the Forum Selection Amendment are demonstrated in Exhibit 3.2 filed hereto, which is incorporated by reference herein.

Item 8.01	Other Events.

Press Release

On October 8, 2023, the Company and Parent issued a joint press release announcing entry into the Merger Agreement, a copy of which is attached as Exhibit 99.1 to the Current Report on Form 8-K and is incorporated herein by reference.

Voting and Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, Parent entered into a Voting and Support Agreement with Boxer Capital, LLC and MVA Investors, LLC, stockholders of the Company (the “Voting Agreement”), whereby such stockholders have agreed to vote their aggregate 3,489,306 shares of Company common stock (approximately 5% of the Company common stock outstanding) in favor of the adoption of the Merger Agreement.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 8, 2023, by and among Bristol-Myers Squibb Company, Vineyard Merger Sub Inc., and Mirati Therapeutics, Inc.*

3.1	Amendment to Mirati Therapeutics, Inc.’s Bylaws, dated October 8, 2023

3.2	Exhibit demonstrating amendments made to the Existing Forum Selection Provision by the Forum Selection Amendment

99.1	Joint Press Release issued by Mirati Therapeutics, Inc. and Bristol-Myers Squibb Company on October 8, 2023

99.2	Voting and Support Agreement, dated as of October 8, 2023, by and among Bristol-Myers Squibb Company, Boxer Capital, LLC, and MVA Investors, LLC

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

* * *

Additional Information and Where to Find it

In connection with the proposed acquisition of the Company by Parent, the Company intends to file a preliminary and definitive proxy statement. The definitive proxy statement and proxy card will be delivered to the stockholders of the Company in advance of the special meeting relating to the proposed acquisition. This Current Report on Form 8-K is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC. THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER

DOCUMENTS FILED BY EACH OF PARENT AND THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED ACQUISITION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES TO THE PROPOSED ACQUISITION. Investors and security holders will be able to obtain a free copy of the proxy statement and such other documents containing important information about Parent and the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Parent and the Company make available free of charge at Parent’s website at www.bms.com/investors and the Company’s website at www.ir.mirati.com, respectively, copies of materials they file with, or furnish to, the SEC.

Participants in the Solicitation

This Current Report on Form 8-K does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Parent, the Company and their respective directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed acquisition. Information regarding Parent’s directors and executive officers is contained in Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 14, 2023, and its definitive proxy statement for the 2023 annual meeting of stockholders, which was filed with the SEC on March 23, 2023. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 28, 2023, and its definitive proxy statement for the 2023 annual meeting of stockholders, which was filed with the SEC on April 6, 2023. To the extent holdings of Parent’s or the Company’s securities by their respective directors or executive officers have changed since the amounts set forth in such 2023 proxy statements, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement relating to the proposed acquisition when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, Parent’s website at www.bms.com and the Company’s website at www.mirati.com.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the acquisition of the Company by Parent, potential contingent consideration, and the development and commercialization of certain biological compounds, including the therapeutic and commercial potential of KRAZATI® (adagrasib), sitravatinib (TAM receptor inhibitor), MRTX1719 (MTA-cooperative PRMT5 inhibitor), MRTX0902 (SOS1 inhibitor), MRTX1133 (selective KRASG12D inhibitor), and the Company’s other technologies and products in development. These statements may be identified by the fact they use words such as “should,” “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance, although not all forward-looking statements contain such terms. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. These statements are only predictions, and such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Actual results may differ materially from current expectations because of numerous risks and uncertainties including with respect to (i) the approval of the Company’s stockholders for the proposed acquisition, which may be delayed or may not be obtained, (ii) whether the contingent consideration under the CVR will become payable, (iii) the risk that the expected benefits or synergies of the acquisition will not be realized, (iv) the risk that legal proceedings may be instituted related to the merger agreement, (v) any competing offers or acquisition proposals for the Company, (vi) the possibility that various conditions to the consummation of the acquisition may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the acquisition and (vii) unanticipated difficulties or expenditures relating to the proposed acquisition, the response of business partners and competitors to the announcement of the proposed acquisition and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed acquisition. The actual financial impact of this transaction may differ from the expected financial impact described in this Current Report on Form 8-K. In addition, the compounds described in this Current Report on Form 8-K are subject to all the risks inherent in the drug development process, and there can be no assurance that the development of these compounds will be commercially successful. Forward-looking statements in this Current Report on Form 8-K should be evaluated together with the many uncertainties that affect Parent’s business, particularly those identified in the cautionary factors discussion in Parent’s Annual Report on Form 10-K for the year ended December 31, 2022, and the Company’s business, particularly those identified in the cautionary factors discussion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as well as other documents that may be filed by Parent or the Company from time to time with the SEC. Neither Parent nor the Company undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. The forward-looking statements made in this Current Report on Form 8-K relate only to events as of the date on which the statements are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2023

Mirati Therapeutics, Inc.

By:	/s/ John B. Moriarty, Jr.
John B. Moriarty, Jr.
Chief Legal Officer & Corporate Secretary